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                                                                      EXHIBIT 99

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                                    INFORMATION CONCERNING SELLING SHAREHOLDERS


                                           SHARES BENEFICIALLY    MAXIMUM NUMBER     SHARES BENEFICIALLY
NAME OF SELLING SHAREHOLDER                OWNED PRIOR TO THE    OF COMMON SHARES      OWNED AFTER THE
                                                OFFERING           TO BE OFFERED        OFFERING (1)
                                                                 ----------------
                                            NUMBER    PERCENT(2)                       NUMBER    PERCENT(2)

Steven Lloyd Edwards                        4,083,543   2.39%
Rosalind Anita Jane Smith                   4,083,542   2.39%
Stephen Glyn Thomas                         2,168,164   1.27%
Spectrum Equity Investors III L.P.          2,351,299   1.38%
Spectrum III Entrepreneurs' Fund, L.P.         73,478     *
Spectrum III Investment Managers' Fund, LP     24,492     *
Geocapital V, L.P.                            885,605     *
Geocapital Advisors, L.P.                      27,059     *
Geocapital Investors V, L.P.                    5,810     *
Geocapital Eurofund, L.P.                     612,317     *
Jonathan Simon Bell                           254,743     *
Andrew Michael Coleman                        185,268     *
Prue Canham                                     1,158     *
Justine Dyke                                    1,241     *
Tom Bygott                                      1,264     *
Nicholas Tombs                                  1,101     *
John Martyn                                    22,572     *
Barry Harris                                    1,625     *
Linda French                                    1,271     *
Henk Riethoff                                   1,783     *
Les Gawin                                       2,834     *
Ian Clubb                                       5,403     *
David Cole                                      7,114     *
Saylesh Nakum                                   1,917     *
Andrew Douch                                    2,271     *
Alison Barker                                     494     *
Nicholas Chastney                                 864     *
P Donald Bett                                   3,918     *
Hooda Abdullah                                  2,459     *
Jeremy Alderson                                   974     *
William Rogers                                  1,543     *
Ian Handy                                       2,275     *
Peter Webster                                   1,157     *
Lloyd Houghton                                  2,813     *
Andrew Tiller                                   2,530     *
David Bick                                      1,756     *
Charles Peter Jost                              6,773     *
Gary Walker                                       937     *
Dean Murphy                                       714     *
David Wagland                                   1,557     *
Sharron Fellows                                 1,584     *
Katie Arbery                                    1,396     *
Michael Meyer                                   1,225     *
Henry Christopher Stott                         1,354     *
Jill Wild                                         729     *
Steve Ellis                                       822     *
Stephen Herring                                   704     *
Homer Campbell                                  3,687     *
John Amas                                       3,087     *
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                                           SHARES BENEFICIALLY                       SHARES BENEFICIALLY
NAME OF SELLING SHAREHOLDER                OWNED PRIOR TO THE                          OWNED AFTER THE
                                                OFFERING                                OFFERING (1)

David Rossitter                                 1,609     *
Rachel Tomlinson                                  986     *
David Ruddock                                     401     *
Alison Dawson                                     602     *
Gary Parden                                     7,107     *
Iain Bell                                         453     *
Monika Tabatabaian                              1,313     *
Jun Gang                                          453     *
Neil Claughton                                    775     *
Robert Salmon                                   1,500     *
Stephen Stanley                                   453     *
Nicola Howarth                                  1,479     *
Evert Ekkebus                                   1,871     *
Neil Baskett                                    1,378     *
Emilio Folgheraiter                               771     *
Alistair Hanlon                                   572     *
Mervyn Wingfield                                2,360     *
Peter Fox                                       1,392     *
Matthew Devaney                                   370     *
Claire Pauley                                     557     *
Simon Ongeri                                    1,312     *
Chris Cox                                       2,172     *
Andrew Humphries                                2,467     *
Sarah Williams                                    567     *
Loraine Smith                                     551     *
Thomas Newton                                   1,500     *
Allison Blatch                                  1,137     *
Richard Guenigault                              2,624     *
Pin Pin Ho                                        555     *
Sheila Von Rimscha                              1,492     *
Lewis Cooper                                      750     *
Nicola Stannard                                   312     *
Miles Bennett                                   1,015     *
Hamish Drewry                                   3,397     *
Paul King                                       2,855     *
Colin Howlett                                     342     *
Shiva Carver                                      572     *
Ylva Fanden-Lilja                                 385     *
Barbara Poile                                     875     *
Stuart Donald                                     685     *
Alexander Mehlhorn                                659     *
Tim Allen                                       1,929     *
Martin Robinson                                 1,024     *
Ernst Clauder                                     962     *
Jeremy Gould                                      832     *
Michael Evans                                     162     *
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                                  TOTAL:   14,909,761   8.72%            7,666,360    7,243,401   4.24%

(1)  Assumes all shares being offered by each selling shareholder are sold in this offering.
(2)  As a percentage of the 170,965,465 common shares outstanding as of May 31, 2001.
*  Less that 1%
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